                                                                    Exhibit g(2)

                         AMENDMENT TO CUSTODIAN CONTRACT


         This Amendment to Custodian Contract is made as of October 17, 2001 by and between Smith Barney Trust II (formerly known as Landmark Funds II) (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of September 1, 1997 (as amended, modified or supplemented and in effect from time to time, the "Contract");

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made two series, Smith Barney Diversified Large Cap Growth Fund (formerly known as Landmark Equity Fund) and Smith Barney Small Cap Growth Opportunities Fund (formerly known as Landmark Small Cap Equity Fund), subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio" and collectively, as the "Portfolios");

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 21 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 22, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

ARTICLE 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

3.1. DEFINITIONS. Capitalized terms in this Agreement shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3    SCOPE OF DELEGATED RESPONSIBILITIES.

                  (A) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (B) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (C) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

         3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3. ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

ARTICLE 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS
           HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Fund for the account of the applicable Portfolio, the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to such Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) In connection with any repurchase agreement related to foreign securities;

         (iii) To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) For delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

         (x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)    In connection with the lending of foreign securities; and

         (xii) For any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) For payment of part or all of the dividends received in respect of securities sold short;

         (vii) In connection with the borrowing or lending of foreign securities; and

         (viii) For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6. BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of such Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8. SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                         STATE STREET BANK
                                      AND TRUST COMPANY


/s/ Stephanie L. Poster               By: /s/ Joseph L. Hooley
-----------------------               ----------------------------
Stephanie L. Poster                   Joseph L. Hooley, Executive Vice President
Vice President


WITNESSED BY:                         SMITH BARNEY TRUST II


/s/ Rosemary D. Emmens                By: /s/ Thomas C. Mandia
----------------------                ---------------------------
Name: Rosemary D. Emmens              Name: Thomas C. Mandia
Title: Assistant Secretary            Title: Assistant Secretary

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY             SUBCUSTODIAN

Argentina           Citibank, N.A.

Australia           Westpac Banking Corporation

Austria             Erste Bank der Osterreichischen Sparkassen AG

Bahrain HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh          Standard Chartered Bank

Belgium             Fortis Bank nv-sa

Benin               via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                    Ivory Coast

Bermuda             The Bank of Bermuda Limited

Bolivia             Citibank, N. A.

Botswana            Barclays Bank of Botswana Limited

Brazil              Citibank, N.A.

Bulgaria            ING Bank N.V.

Burkina Faso        via Societe Generale de Banques en Cote d'Ivoire,
                    Abidjan, Ivory Coast

Canada              State Street Trust Company Canada

Chile               BankBoston, N.A.

People's Republic   Hongkong and Shanghai Banking Corporation
of China            Limited, Shanghai and Shenzhen branches

Colombia            Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica          Banco BCT S.A.

Croatia             Privredna Banka Zagreb d.d

Cyprus              The Cyprus Popular Bank Ltd.

Czech Republic      Ceskoslovenska Obchodni Banka. A.S.

Denmark             Danske Bank A/S

Ecuador             Citibank. N.A.

Egypt HSBC Bank Egypt S.A.E. (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Estonia             Hansabank

Finland             Merita Bank Plc.

France              BNP Paribas Securities Services, S.A.

Germany             Dresdner Bank AG

Ghana               Barclays Bank of Ghana Limited

Greece              National Bank of Greece S.A.

Guinea-Bissau       via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                    Ivory Coast

Hong Kong           Standard Chartered Bank

Hungary             HVB Bank Hungary Rt.

Iceland             Icebank Ltd.

India               Deutsche Bank AG
                    Hongkong and Shanghai Banking Corporation Limited

Indonesia           Standard Chartered Bank

Ireland             Bank of Ireland

Israel              Bank Hapoalim B.M.

Italy               BNP Paribas Securities Services, S.A.

Ivory Coast         Societe Generale de Banques en Cote d'Ivoire

Jamaica             Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan               The Fuji Bank, Limited
                    Sumitomo Mitsui Banking Corporation

Jordan HSBC Bank Middle East (as delegate of Hongkong and Shanghai banking Corporation Limited)

Kazakhstan          HSBC Bank Kazakhstan (as delegate of the Hongkong and
                    Shanghai Banking Corporation Limited)

Kenya               Barclays Bank of Kenya Limited

Republic of Korea   Hongkong and Shanghai Banking Corporation Limited

Latvia              A/s Hansabanka

Lebanon HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania           Vilniaus Bankas AB

Malaysia            Standard Chartered Bank Malaysia Berhad

Mali                via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                    Ivory Coast

Mauritius           Hongkong and Shanghai Banking Corporation Limited

Mexico              Citibank Mexico, S.A.

Morocco             Banque Commerciale du Maroc

Namibia             Standard Bank Namibia Limited

Netherlands         Fortis Bank (Nederland) N.V.

New Zealand         Westpac Banking Corporation

Niger               via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                    Ivory Coast

Nigeria             Stanbic Merchant Bank Nigeria Limited

Norway              Christiania Bank og Kreditkasse ASA

Oman HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan            Deutsche Bank AG

Palestine           HSBC Bank Middle East (as delegate of the Hongkong and
                    Shanghai Banking Corporation Limited)

Panama              BankBoston, N.A.

Peru                Citibank, N.A.

Philippines         Standard Chartered Bank

Poland              Bank Handlowy w Warszawie S.A.

Portugal            Banco Comercial Portugues

Qatar HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Romania             ING Bank N.V.

Russia Credit Suisse First Boston AO - Moscow (as delegate of Credit Suisse First Boston - Zurich)

Senegal             via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                    Ivory Coast

Singapore           The Development Bank of Singapore Limited

Slovak Republic     Ceskoslovenska Obchodni Banka, A.S.

Slovenia            Bank Austria Creditanstalt d.d. - Ljubljana

South Africa        Standard Bank of South Africa Limited

Spain               Banco Santander Central Hispano S.A.

Sri Lanka           Hongkong and Shanghai Banking Corporation Limited

Swaziland           Standard Bank Swaziland Limited

Sweden              Skandinaviska Enskilda Banken

Switzerland         UBS AG

Taiwan - R.O.C.     Central Trust of China

Thailand            Standard Chartered Bank

Togo                via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                    Ivory Coast


Trinidad & Tobago   Republic Bank Limited

Tunisia             Banque Internationale Arabe de Tunisie

Turkey              Citibank, N.A.

Ukraine             ING Bank Ukraine

United Arab         HSBC Bank Middle East
Emirates            (as delegate of the Hongkong and Shanghai Banking
                    Corporation Limited)

United Kingdom      State Street Bank and Trust Company, London Branch

Uruguay             BankBoston, N.A.

Venezuela           Citibank, N.A.

Vietnam             The Hongkong and Shanghai Banking Corporation Limited

Zambia              Barclays Bank of Zambia Limited

Zimbabwe            Barclays Bank of Zimbabwe Limited

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                 DEPOSITORIES

Argentina               Caja de Valores S.A.

Australia               Austraclear Limited

                        Reserve Bank Information and Transfer System

Austria                 Oesterreichische Kontrollbank AG
                        (Wertpapiersammelbank Division)

Belgium                 Caisse Interprofessionnelle de Depots et de Virements de
                        Titres, S.A.

                        Banque Nationale de Belgique

Benin                   Depositaire Central - Banque de Reglement

Brazil                  Companhia Brasileira de Liquidacao e Custodia

                        Sistema Especial de Liquidacao e de Custodia (SELIC)

                        Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

Bulgaria                Central Depository AD

                        Bulgarian National Bank

Burkina Faso            Depositaire Central - Banque de Reglement

Canada                  Canadian Depository for Securities Limited

Chile                   Deposito Central de Valores S.A.

People's Republic       Shanghai Securities Central Clearing & Registration
of China                Corporation

                        Shenzhen Securities Central Clearing Co., Ltd.

Colombia                Deposito Centralizado de Valores

Costa Rica              Central de Valores S.A.

Croatia                 Ministry of Finance

                        National Bank of Croatia

                        Sredisnja Depozitarna Agencija d.d.

Czech Republic          Stredisko cennych papiru - Ceska republika

                        Czech National Bank

Denmark                 Vaerdipapircentralen (Danish Securities Center)

Egypt                   Misr for Clearing, Settlement, and Depository S.A.E.

Estonia                 Eesti Vaartpaberite Keskdepositoorium

Finland                 Finnish Central Securities Depository

France                  Euroclear France

Germany                 Clearstream Banking AG, Frankfurt

Greece                  Bank of Greece,
                        System for Monitoring Transactions in Securities in Book-Entry Form

                        Apothetirion Titlon AE - Central Securities Depository

Guinea-Bissau           Depositaire Central - Banque de Reglement

Hong Kong               Hong Kong Securities Clearing Company Limited

                        Central Moneymarkets Unit

Hungary                 Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

Iceland                 Iceland Securities Depository Limited

India                   National Securities Depository Limited

                        Central Depository Services India Limited

                        Reserve Bank of India

Indonesia               Bank Indonesia

                        PT Kustodian Sentral Efek Indonesia

Israel                  Tel Aviv Stock Exchange Clearing House Ltd.
                        (TASE Clearinghouse)

Italy                   Monte Titoli S.p.A.

Ivory Coast             Depositaire Central - Banque de Reglement

Jamaica                 Jamaica Central Securities Depository

Japan                   Japan Securities Depository Center (JASDEC)

                        Bank of Japan Net System

Kazakhstan              Central Depository of Securities

Kenya                   Central Bank of Kenya

Republic of Korea       Korea Securities Depository

Latvia                  Latvian Central Depository

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                        Banque du Liban

Lithuania               Central Securities Depository of Lithuania

Malaysia                Malaysian Central Depository Sdn. Bhd.

                        Bank Negara Malaysia

Mali                    Depositaire Central - Banque de Reglement

Mauritius               Central Depository and Settlement Co. Ltd.
                        Bank of Mauritius

Mexico                  S.D. Indeval, S.A. de C.V.

Morocco                 Maroclear

Netherlands             Nederlands Centraal Instituut voor

                        Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand             New Zealand Central Securities Depository Limited

Niger                   Depositaire Central - Banque de Reglement

Nigeria                 Central Securities Clearing System Limited

Norway                  Verdipapirsentralen (Norwegian Central Securities
                        Depository)

Oman                    Muscat Depository & Securities Registration Company,
                        SAOC

Pakistan                Central Depository Company of Pakistan Limited

                        State Bank of Pakistan

Palestine               Clearing Depository and Settlement,
                        a department of the Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

Philippines             Philippine Central Depository, Inc.

                        Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland                  National Depository of Securities

                        (Krajowy Depozyt Papierow Wartosciowych SA)

                        Central Treasury Bills Registrar

Portugal INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                 National Securities Clearing, Settlement and Depository
                        Company

                        Bucharest Stock Exchange Registry Division

                        National Bank of Romania

Russia                  Vneshtorgbank, Bank for Foreign Trade of the Russian
                        Federation

Senegal                 Depositaire Central - Banque de Reglement

Singapore               Central Depository (Pte) Limited

                        Monetary Authority of Singapore

Slovak Republic         Stredisko cennych papierov SR, a.s.

                        National Bank of Slovakia

Slovenia                KDD - Centralna klirinsko depotna druzba d.d.

South Africa            Central Depository Limited
                        Share Transactions Totally Electronic (STRATE) Ltd.

Spain                   Servicio de Compensacion y Liquidacion de Valores, S.A.

                        Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka               Central Depository System (Pvt) Limited

Sweden                  Vardepapperscentralen VPC AB
                        (Swedish Central Securities Depository)

Switzerland             SegaIntersettle AG (SIS)

Taiwan - R.O.C.         Taiwan Securities Central Depository Co., Ltd.

Thailand                Thailand Securities Depository Company Limited

Togo                    Depositaire Central - Banque de Reglement

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

Turkey                  Takas ve Saklama Bankasi A.S. (TAKASBANK)
                        Central Bank of Turkey

Ukraine                 National Bank of Ukraine

                        Mizhregionalny Fondovy Souz

United Arab Emirates    Clearing and Depository System, a
                        department of the Dubai Financial Market

Venezuela               Banco Central de Venezuela

Zambia                  LuSE Central Shares Depository Limited Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C
                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION
(SCHEDULED FREQUENCY)                   BRIEF DESCRIPTION
The Guide to Custody in World Markets   An overview of settlement and
-------------------------------------   safekeeping procedures, custody
(hardcopy annually and regular website  practices and foreign investor
updates)                                considerations for the markets in
                                        which State Street offers custodial
                                        services.

Global Custody Network Review           Information relating to Foreign
(annually)                              Sub-Custodians in State Street's
                                        Global Custody Network. The Review
                                        stands as an integral part of the
                                        materials that State Street provides
                                        to its U.S. mutual fund clients to
                                        assist them in complying with SEC
                                        Rule 17f-5. The Review also gives
                                        insight into State Street's market
                                        expansion and Foreign Sub-Custodian
                                        selection processes, as well as the
                                        procedures and controls used to
                                        monitor the financial condition and
                                        performance of our Foreign
                                        Sub-Custodian banks.

Securities Depository Review            Custody risk analyses of the Foreign
----------------------------            Securities Depositories presently
(annually)                              operating in Network markets. This
                                        publication is an integral part of
                                        the materials that State Street
                                        provides to its U.S. mutual fund
                                        clients to meet informational
                                        obligations created by SEC Rule
                                        17f-7.

Global Legal Survey                     With respect to each market in which
-------------------                     State Street offers custodial
(annually)                              services, opinions relating to
                                        whether local law restricts (i)
                                        access of a fund's independent public
                                        accountants to books and records of a
                                        Foreign Sub-Custodian or Foreign
                                        Securities System, (ii) a fund's
                                        ability to recover in the event of
                                        bankruptcy or insolvency of a Foreign
                                        Sub-Custodian or Foreign Securities
                                        System, (iii) a fund's ability to
                                        recover in the event of a loss by a
                                        Foreign Sub-Custodian or Foreign
                                        Securities System, and (iv) the
                                        ability of a foreign investor to
                                        convert cash and cash equivalents to
                                        U.S. dollars.

Subcustodian Agreements                 Copies of the contracts that State
-----------------------                 Street has entered into with each
(annually)                              Foreign Sub-Custodian that maintains
                                        U.S. mutual fund assets in the
                                        markets in which State Street offers
                                        custodial services.

Global Market Bulletin                  Information on changing settlement
----------------------                  and custody conditions in markets
(daily or as necessary)                 where State Street offers custodial
                                        services. Includes changes in market
                                        and tax regulations, depository
                                        developments, dematerialization
                                        information, as well as other market
                                        changes that may impact State
                                        Street's clients.

Foreign Custody Advisories              For those markets where State Street
(as necessary)                          offers custodial services that
                                        exhibit special risks or
                                        infrastructures impacting custody,
                                        State Street issues market advisories
                                        to highlight those unique market
                                        factors which might impact our
                                        ability to offer recognized custody
                                        service levels.

Material Change Notices                 Informational letters and
(presently on a quarterly basis or      accompanying materials confirming
as otherwise necessary)                 State Street's foreign custody
                                        arrangements, including a summary of
                                        material changes with Foreign
                                        Sub-Custodians that have occurred
                                        during the previous quarter. The
                                        notices also identify any material
                                        changes in the custodial risks
                                        associated with maintaining assets
                                        with Foreign Securities Depositories.